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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 August 20, 1999


                             C.P. CLARE CORPORATION
             (Exact Name of Registrant as specified in its charter)

         Massachusetts                     0-26092                 04-2561471
(State or other jurisdiction           (Commission File        (I.R.S. Employer
         of incorporation)                 Number)           Identification No.)

               78 Cherry Hill Drive, Beverly, Massachusetts 01915
              (Address of principal executive offices and zip code)

                                 (978) 524-6700
              (Registrant's telephone number, including area code)






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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

     On August 20, 1999, pursuant to a Stock Purchase Agreement dated as of July 2, 1999 (the "Agreement") by and between C.P. Clare Corporation (the "Company") and Sumida Electric Co., Ltd. ("Sumida Electric"), as amended by the First Amendment to Stock Purchase Agreement dated as of August 12, 1999 by and between the Company and Sumida Electric, the Company completed the sale of all the issued and outstanding equity interests in Clare EMG Inc. ("EMG") to Sumida American Holdings, Inc., assignee of Sumida Electric under the Agreement. EMG was a wholly-owned subsidiary of the Company which held the assets and liabilities of the Company's electromagnetic group, certain contracts relating to the electromagnetic group and 999 shares of the capital stock (out of 1000 outstanding shares) of C.P. Clare Mexicana S.A. de C.V., a Mexican corporation. The sale price was $36,426,000 in cash subject to a post closing adjustment based on the net asset value of EMG as of the closing date, August 20, 1999
(see Section 1.2 of the Agreement).

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

              Not Applicable

     (b)      PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information regarding the transaction reported in Item 2 above is not included in this report. The required pro forma financial information will be filed by amendment to this report not later than 60 days after the date on which this report is required to be filed.

     (c)      EXHIBITS

EXHIBIT NO.       DESCRIPTION

*10.1 Stock Purchase Agreement dated as of July 2, 1999 by and between C.P. Clare Corporation and Sumida Electric Co., Ltd.

 10.2 First Amendment to Stock Purchase Agreement dated as of August 12, 1999 by and between C.P. Clare Corporation and Sumida Electric Co., Ltd.

* Incorporated herein by reference to Exhibit 10.1 to the Form 8-K of C.P. Clare Corporation as filed with the Securities and Exchange Commission on July 8, 1999.



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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 1999         C.P. CLARE CORPORATION

                               By: /s/ Harry Andersen
                                   -------------------------
                               Name: Harry Andersen
                               Title: Senior Vice President and Chief Financial
                                      Officer